EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Jones Apparel Group, Inc. on Form S-3 of our report dated March 16, 1999 on the consolidated financial statements of Nine West Group, Inc. appearing in the Current Report on the Form 8-K dated April 7, 1999, filed by Jones Apparel Group, Inc.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
September 19, 2000